Exhibit 4.04


                  This Preferred Security is a Global Security within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation (the "Depositary"), or a nominee of the Depositary. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                  Unless this Preferred Security Certificate is presented by an authorized representative of the Depositary to the issuer or its agent for registration of transfer, exchange or payment, and any Preferred Security Certificate issued is registered in the name of Cede & Co. or such other name as registered by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


Certificate No. R-1                  Number of Preferred Securities: 10,000,000
CUSIP No. 52518G209

                   Certificate Evidencing Preferred Securities
                                       of
                    Lehman Brothers Holdings Capital Trust II

                     7.875 % Preferred Securities, Series J
                 (liquidation amount $25 per Preferred Security)

                  Lehman Brothers Holdings Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of 10,000,000 preferred securities of the Trust representing undivided beneficial ownership interests in the assets of the Trust designated the 7.875% Preferred Securities, Series J (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the register of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in the Declaration (as defined below). The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of April 20, 1999 (as the same may be amended from time to time (the "Declaration"), among LEHMAN BROTHERS HOLDINGS INC., as Sponsor, KAREN
M. MULLER, JENNIFER MARRE and OLIVER BUDDE, as Regular Trustees, THE CHASE MANHATTAN BANK, as Property Trustee, and CHASE MANHATTAN BANK DELAWARE, as

Delaware Trustee. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Guarantee to the extent described therein. The Sponsor will provide a copy of the Declaration, the Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

                  Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

                  By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Preferred Securities as evidence of undivided indirect beneficial ownership interests in the Debentures.

                  IN WITNESS WHEREOF, the Trust has executed this certificate this 20th day of April, 1999.

                                            LEHMAN BROTHERS HOLDINGS
                                              CAPITAL TRUST II


                                            By:      /s/ Oliver Budde
                                            Name:    Oliver Budde
                                            Title:   Regular Trustee


                  This is one of the Preferred Securities referred to in the within-mentioned Declaration.


                                             THE CHASE MANHATTAN BANK,
                                               as Property Trustee


                                             By:      /s/ Francine Springer
                                             Name:    Francine Springer
                                             Title:   Assistant Vice President

                  This Preferred Security is a Global Security within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation (the "Depositary"), or a nominee of the Depositary. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                  Unless this Preferred Security Certificate is presented by an authorized representative of the Depositary to the issuer or its agent for registration of transfer, exchange or payment, and any Preferred Security Certificate issued is registered in the name of Cede & Co. or such other name as registered by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


Certificate No. R-2                    Number of Preferred Securities: 4,400,000
CUSIP No. 52518G209

                   Certificate Evidencing Preferred Securities
                                       of
                    Lehman Brothers Holdings Capital Trust II

                     7.875 % Preferred Securities, Series J
                 (liquidation amount $25 per Preferred Security)

                  Lehman Brothers Holdings Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of 4,400,000 preferred securities of the Trust representing undivided beneficial ownership interests in the assets of the Trust designated the 7.875% Preferred Securities, Series J (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the register of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in the Declaration (as defined below). The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of April 20, 1999 (as the same may be amended from time to time (the "Declaration"), among LEHMAN BROTHERS HOLDINGS INC., as Sponsor, KAREN
M. MULLER,  JENNIFER  MARRE and OLIVER  BUDDE,  as Regular  Trustees,  THE CHASE

MANHATTAN BANK, as Property Trustee, and CHASE MANHATTAN BANK DELAWARE, as Delaware Trustee. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Guarantee to the extent described therein. The Sponsor will provide a copy of the Declaration, the Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

                  Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

                  By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Preferred Securities as evidence of undivided indirect beneficial ownership interests in the Debentures.

                  IN WITNESS WHEREOF, the Trust has executed this certificate this 20th day of April, 1999.

                                          LEHMAN BROTHERS HOLDINGS
                                            CAPITAL TRUST II


                                          By:    /s/ Oliver Budde
                                          Name:  Oliver Budde
                                          Title: Regular Trustee


                  This is one of the Preferred Securities referred to in the within-mentioned Declaration.


                                          THE CHASE MANHATTAN BANK,
                                            as Property Trustee


                                          By:    /s/ Francine Springer
                                          Name:  Francine Springer
                                                 Title: Assistant Vice President